SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 2009

                        MERIDIAN INTERSTATE BANCORP, INC.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Massachusetts                 001-33898                  20-4652200
------------------------------  -----------------------      ------------------
(State or Other Jurisdiction)   (Commission File No.)         (I.R.S.Employer
      of Incorporation)                                      Identification No.)


10 Meridian Street, East Boston, Massachusetts                    02128
----------------------------------------------                    -----
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (617) 567-1500
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
--------------------------------------------------------------------------------

Meridian Interstate Bancorp, Inc. (the "Company") reports that Gregory Derderian, Treasurer and Chief Financial Officer of the Company and East Boston Savings Bank (the "Bank"), a subsidiary of the Company, will resign and retire effective December 31, 2009.

The Company reports that Mark L. Abbate has been appointed as the new Senior Vice President, Treasurer and Chief Financial Officer of the Company and Bank. Mr. Abbate is expected to commence his duties on January 4, 2010.

Mr. Abbate, age 54, has 30 years of significant experience in the banking business. Prior to joining the Company and the Bank, Mr. Abbate served as Executive Vice President and Chief Financial Officer of Srata Bank in Franklin, Massachusetts from 2007 until Strata's merger into Middlesex Savings Bank in July 2009.

For more information regarding Mr. Abbate's appointment, please see the press release dated December 15, 2009, attached as Exhibit 99.1 to this Current Report.

In connection with the appointment, the Bank has entered into a change in control agreement (the "Agreement") with Mr. Abbate. The Agreement has an initial term of twenty-four (24) months and renews daily unless written notice of non-renewal is provided to the executive. The Agreement provides that upon the occurrence of a "change in control" (as defined in the Agreement) followed by the executive's involuntary termination of employment without "cause" (as defined in the Agreement) or the executive's voluntary termination of employment for "good reason" (as defined in the Agreement), the Bank will pay Mr. Abbate a lump sum amount equal to the sum of two (2) times his base salary and the highest cash incentive compensation earned by the executive in any one of the three calendar years immediately preceding the year of termination and the Bank will provide Mr. Abbate with continued medical and dental insurance coverage for two (2) years, with the executive paying his share of employee premiums.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement that is attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.
            ----------------------------------

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Not Applicable.

     (d) Exhibits.

            Exhibit No.               Exhibit

             99.1                     Press release dated December 15, 2009

             10.1 Change in Control Agreement between East Boston Savings Bank and Mark L. Abbate, dated January 4, 2010.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            MERIDIAN INTERSTATE BANCORP, INC.



DATE: December 14, 2009                     By:/s/ Richard J. Gavegnano
                                               --------------------------------
                                               Richard J. Gavegnano
                                               Chairman of the Board and
                                               Chief Executive Officer